Exhibit 99.1

NEXT GENERATION POWER SYSTEMS, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED
DECEMBER 31, 2007 AND 2006

NEXT GENERATION POWER SYSTEMS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Next Generation Power Systems, Inc.

We have audited the accompanying balance sheets of Next Generation Power Systems, Inc. as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended. Next Generation Power Systems, Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Next Generation Power Systems, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P
Minneapolis, Minnesota
May 8, 2009

NEXT GENERATION POWER SYSTEMS, INC.
BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

ASSETS	2007	2006
CURRENT ASSETS
Cash	$32,221	$52,609
Accounts Receivable	39,032	8,937
Inventory	547,882	327,377
TOTAL CURRENT ASSETS	619,135	388,923

PROPERTY AND EQUIPMENT (Net)	69,417	76,456

TOTAL ASSETS	$688,552	$465,379

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$329,788	$138,819
Accrued Expenses	65,597	75,970
Deferred Revenue	116,950	63,500
Notes Payable - bank	532,150	300,000
Notes Payable - stockholders	100,000	-
TOTAL CURRENT LIABILITIES	1,144,485	578,289

STOCKHOLDERS' EQUITY
Common Stock - $1.00 par value; 2,000,000 shares authorized,
938,750 issued and outstanding as of December 31, 2007 and 2006	938,750	938,750
Additional Paid-In Capital	26,250	26,250
Accumulated Deficit	(1,420,933)	(1,077,910)
TOTAL STOCKHOLDERS' DEFICIT	(455,933)	(112,910)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$688,552	$465,379

The accompanying notes are an integral part of these statements.

NEXT GENERATION POWER SYSTEMS, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007			2006

INCOME
Consumer Owned Energy Product Sales	812,925	100.0%		688,553	100.0%
TOTAL INCOME	812,925	100.0		688,553	100.0

COST OF GOODS SOLD	814,038	100.1		684,285	99.4

GROSS PROFIT (LOSS)	(1,113)	(0.1)		4,268	0.6

OPERATING EXPENSES
General and Administrative Expenses	(127,728)	15.7		167,157	24.3
Payroll and Employee Benefits	165,439	20.4		172,691	25.0
TOTAL OPERATING EXPENSES	293,167	36.1		339,848	49.3
OPERATING LOSS	(294,280)	(36.2)		(335,580)	(48.7)

OTHER EXPENSE
Interest Expense	(48,629)	(6.0)		(12,791)	(1.9)
Other Expense	(114)
TOTAL OTHER EXPENSE	(48,743)	(6.0)		(12,791)	(1.9)

NET LOSS	(343,023)	(42.2	) %	(348,371)	(50.6	) %

The accompanying notes are an integral part of these statements.

NEXT GENERATION POWER SYSTEMS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

					Total
			Additional		Stockholders'
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Par Value	Capital	Deficit	(Deficit)

BALANCE - January 1, 2005	1,000,000	1,000,000	-	(729,539)	270,461

Redemption payment to stockholder	(61,250)	(61,250)	26,250	-	(35,000)

Net Loss	-	-	-	(348,371)	(348,371)

BALANCE - December 31, 2006	938,750	$938,750	$26,250	$(1,077,910)	$(112,910)

Net Loss	-	-	-	(343,023)	(343,023)

BALANCE - December 31, 2007	938,750	$938,750	$26,250	$(1,420,933)	$(455,933)

The accompanying notes are an integral part of these statements.

NEXT GENERATION POWER SYSTEMS, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(343,023)	$(348,371)
Adjustments to Reconcile Net Loss to Net Cash
Provided by Operating Activities:
Depreciation and Amortization	16,927	14,512
Write-off of bad debt	-	20,000
Change in assets and liabilities:
Accounts Receivable	(30,095)	13,583
Inventory	(220,505)	(98,853)
Accounts Payable	190,969	138,819
Accrued Expenses	(10,373)	75,970
Deferred Revenue	53,450	(19,750)
NET CASH USED IN OPERATING ACTIVITIES	(342,650)	(204,090)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for Property and Equipment	(9,888)	(25,263)
NET CASH USED IN INVESTING ACTIVITIES	(9,888)	(25,263)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Notes Payable - bank	232,150	300,000
Proceeds from Notes Payable - stockholders	100,000	-
Payment to redeem common stock	-	(35,000)
NET CASH FROM FINANCING ACTIVITIES	332,150	265,000

NET INCREASE (DECREASE) IN CASH	(20,388)	35,647

CASH BEGINNING OF THE PERIOD	52,609	16,962

CASH END OF THE PERIOD	$32,221	$52,609

NONCASH FINANCING ACTIVITIES
Notes Payable repaid directly from bank loan proceeds	$(300,000)	$-

The accompanying notes are an integral part of these statements.

NEXT GENERATION POWER SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

1.            BACKGROUND AND BASIS OF PRESENTATION

The Company, a corporation organized in South Dakota, re-manufactures and installs small wind turbines and produces renewable energy products such solar-powered electrical backup systems to consumers in the United States.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH
The Company maintains cash balances at one financial institution located in Minnesota. Accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.

ACCOUNTS RECEIVABLE
Credit terms are extended to customers in the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral.

Trade accounts receivable are recorded at their estimated net realizable value, net of an allowance for doubtful accounts. The Company follows a policy of providing an allowance for doubtful accounts; however, based on historical experience, and its evaluation of the current status of receivables, the Company is of the belief that such accounts will be collectible in all material respects and thus an allowance is not necessary. Accounts are considered past due if payment is not made on a timely basis in accordance with the Company’s credit terms.  Accounts considered uncollectible are written off.

INVENTORIES
Inventories, consisting primarily of parts and materials relating to the production of small scale wind turbines, are stated at the lower of average cost or market value.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost. Major renewals and improvements are capitalized, while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. Property and equipment are being depreciated over their estimated useful lives using the straight-line method.

Major categories of property and equipment include vehicles and shop equipment and office equipment with depreciable lives ranging from 5 – 10 years.

LONG-LIVED ASSETS
Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including, but not limited to, discounted cash flow models, quoted market values and third-party independent appraisals.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying value of cash, receivables, and payables approximates their fair value. The carrying values of notes payable approximate fair value because of the short maturity of these instruments.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. The Company uses estimates and assumptions in accounting for the following significant matters, among others: valuation of inventory, warranty expense and other contingencies.  Accordingly, actual may differ from previously estimated amounts, and such differences may be material to the financial statements. The Company periodically reviews estimates and assumptions, and the effects of any such revisions are reflected in the period in which the revision is made.

NEXT GENERATION POWER SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

REVENUE RECOGNITION

Revenue from the sale of small wind turbines and other renewable energy systems is recognized upon shipment to the customer and transfer of ownership. Installation services are recognized as revenue upon completion of the installation services.  Deposits received from customers are included as Deferred Revenue until shipment occurs.

INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the owners are liable for income tax on the taxable income of the Company as it affects the owners’ individual income tax returns. Therefore, a provision for income taxes has not been included in the accompanying financial statements.

ADVERTISING
The Company expenses the costs of advertising as incurred.  Advertising expense for the years ended December 31, 2007 and 2006 was $6,195 and $23,183, respectively.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157 (SFAS 157), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The statement is effective for (1) financial assets and liabilities in financial statements issued for the Company’s fiscal years beginning on January 1, 2008, and interim periods within the fiscal years and (2) certain non-financial assets and liabilities in financial statements issued for the Company’s fiscal years beginning on January 1, 2009, and interim periods within those fiscal years. The Company is evaluating the effect, if any, that the adoption of SFAS 157 will have on its results of operations, financial position, and the related disclosures

In February 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 159, (SFAS 159), The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 (Accounting for Certain Investments in Debt and Equity Securities). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and is effective for the Company’s fiscal years beginning on January1, 2008 with early adoption permitted. The Company is evaluating the effect, if any, that the adoption of SFAS 159 will have on its results of operations, financial position, and the related disclosures.

.
3.	CONCENTRATIONS, RISKS AND UNCERTANTIES
The Company derived approximately 24% of its revenue from sales to two customers in 2007 and 13% of its revenue from one customer in 2006. At December 31, 2007, approximately all of the Company's accounts receivable was due from one customer.

4.	INVENTORIES
Inventories consist of the following:

	December 31, 2007	December 31, 2006
Materials and supplies	$547,882	$327,377

5.	PROPERTY AND EQUIPMENT
Property and equipment consists of the following:

NEXT GENERATION POWER SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	December 31, 2007	December 31, 2006
Vehicles and shop equipment	95,061	85,173
Office equipment	15,152	15,152
Subtotal	110,213	100,325
Less accumulated depreciation	(40,796)	(23,869)
Total	$69,417	$76,456

6.	NOTES PAYABLE - BANK
The Company’s obtained short-term financing under the following bank note arrangements for the years ended December 31, 2007 and 2006:

December 31, 2007
Note payable to Bank, due March 2008, with interest payable monthly at 7.25%, collateralized by wind turbine inventory which was refinanced during 2008	$100,000

Note payable to Bank, due March 2008, interest payable monthly at 7.25%, collateralized by receivables, inventory and real property owned by a related company which was refinanced during 2008	432,150
Total	$532,150

December 31, 2006
Note payable to Bank, due at various dates in 2007, interest payable monthly at 8.75%, collateralized by wind turbine inventory, receivables, equipment and real property owned by a related company which was refinanced during 2007	$300,000
Total	$300,000

Interest paid during 2007 and 2006 was $46,114 and 12,791, respectively.

7.	NOTES PAYABLE – STOCKHOLDERS
In May 2007, stockholders contributed a combined sum of $100,000 in the form of unsecured promissory notes to assist in the purchase of wind turbine inventory. The notes are due in May 2008 with interest payable monthly at the rate of 10% (See Note 11).

8.	LEASE ARRANGEMENT WITH RELATED PARTY
During 2006 and 2007, the Company made building lease payments at the rate of $1,500 per month to an entity controlled by the Company’s stockholders. The rent expense under this arrangement for 2007 and 2006 was $18,000 and $16,500, respectively.

9.	OPERATING LEASE
The Company rented office and production space from an unrelated party for $400 per month in 2006. Total rents paid under this rental arrangement were $3,200.

10.	SUBSEQUENT EVENT
On October 31, 2008, the Company was acquired by Juhl Wind, Inc. (“Juhl”), a company under common control due to the majority interests held by one stockholder in both companies.  All of the outstanding stock of the Company’s was acquired in exchange for 92,143 unregistered shares of Juhl common stock, allocated among the Company’s minority selling stockholders. The 92,143 shares issued to minority stockholders were valued at $3.50 per share at the date of the agreement, or $322,500.  The agreement also required the selling stockholders to contribute the balance of notes payable to stockholders (See Note 7) totaling $100,000 as a capital contribution, to equity.